Exhibit 5.8
[AKER KVAERNER METALS, INC. LETTERHEAD]

TO:	Ontario Securities Commission
British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission, Securities Division
Manitoba Securities Commission
New Brunswick Securities Commission
Nova Scotia Securities Commission
Registrar of Securities, Prince Edward Island
Securities Commission of Newfoundland and Labrador
(collectively referred to as the “Commissions”)

AND TO:	U.S. Securities and Exchange Commission

AND TO:	Gold Reserve Inc. (the “Company”)
AND TO:	Fasken Martineau DuMoulin LLP

RE:	Short Form Prospectus of the Company, dated May 14, 2007 (the “Prospectus”)

Aker Kvaerner Metals, Inc. (“Aker Kvaerner”) hereby consents to the use of its name and references to the January 2005 Feasibility Study (the “Report”), or portions thereof, in the Prospectus and in the Registration Statement on Form F-10 filed by the Company, as such may thereafter be amended or supplemented (the “Registration Statement”), subject in connection with any such references to the following qualifications: (a) Aker Kvaerner’s preparation of the Report did not require Aker Kvaerner, and Aker Kvaerner did not so undertake, to confirm the accuracy of information and data supplied by the Company or third parties; (b) Aker Kvaerner did not in the Report attest to or assume responsibility for (i) the accuracy of information and data supplied by the Company or third parties or (ii) the accuracy of any recommendations or opinion contained in the Report that are based in whole or part on information and data supplied by the Company or third parties; and (c) Aker Kvaerner’s recommendations and opinions contained in the Report assume that unknown, unforeseeable, or unavoidable events, which may adversely affect the cost, progress, scheduling or ultimate success of the Brisas Project, will not occur.
We further certify that we have read the disclosure derived from the Report in the Prospectus and the Registration Statement, together with the documents incorporated by reference therein (collectively, the “Documents”), and we do not have any reason to believe that there are any misrepresentations in the information derived from the Report that is contained in the Documents or that the disclosure in the Documents contains any misrepresentation of the information contained in the Report.
Dated this 14 day of May, 2007.

AKER KVAERNER METALS, INC.
Per:	/s/ S. Andrew Sass
Name:	S. Andrew Sass
Title:	Vice President